                                                                    EXHIBIT 99.9

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, par value $0.001 per share, of New World Coffee - Manhattan Bagel, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

         The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

         This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of June 20, 2003.

                                       GREENLIGHT CAPITAL, L.L.C.

                                       By: /s/ DAVID EINHORN
                                           -------------------------------------
                                           David Einhorn, Managing Member

                                       GREENLIGHT CAPITAL, L.P.

                                       By: Greenlight Capital, L.L.C., its
                                           general partner

                                       By: /s/ DAVID EINHORN
                                           -------------------------------------
                                           David Einhorn, Managing Member

                                       GREENLIGHT CAPITAL QUALIFIED, L.P.

                                       By: Greenlight Capital, L.L.C., its
                                           general partner

                                       By: /s/ DAVID EINHORN
                                           -------------------------------------
                                           David Einhorn, Managing Member

                                       GREENLIGHT CAPITAL OFFSHORE, LTD.

                                       By: Greenlight Capital, Inc., its
                                           investment advisor

                                       By: /s/ DAVID EINHORN
                                           -------------------------------------
                                           David Einhorn, President

                                       /s/ DAVID EINHORN
                                       -----------------------------------------
                                       David Einhorn